Exhibit 99.1


              DIGITAL BROADBAND NETWORKS SIGNS DEFINITIVE AGREEMENT
                  FOR PURCHASE OF PROPERTY IN PERTH, AUSTRALIA

DENVER--Nov. 28, 2001--Digital Broadband Networks, Inc. (OTCBB:DBBN) announced today it has signed a Definitive Agreement to purchase two adjoining office suites in Perth, Australia from a non-related party for a total consideration of 909,080 U.S. dollars. Pursuant to the terms of the Contract, the Company has paid a sum of 5,200 U.S. dollars as deposit for the above property. The purchase is subject to the approval of the Australian Foreign Investment Review Board's and a few other relevant statutory approvals as necessary under applicable laws.

The Company has previously announced on November 7, 2001 that it has signed a Letter of Intent (LOI) to purchase the above property in anticipation of the relocation of DBBN's Asian headquarters to Australia from its present office in Malaysia.

About Digital Broadband Networks

Digital Broadband Networks, Inc. (www.dbni.net) is the parent company of Malaysia-based Animated Electronic Industries (AEI), and its subsidiary, Perwimas Telecommunications. Perwimas is licensed to operate VISIONET, a national, digital, wireless broadband network that will support high speed Internet access, video on demand, multimedia applications and services targeted towards both business and residential markets. Incorporated in Colorado in 1985, Digital Broadband Networks was acquired by AEI in April 1999.

Safe Harbor Statement

Investors should carefully consider the preceding information, as well as other information contained herein before making an investment in the common stock of the Company. Information contained herein contains forward-looking statements and information that are based upon beliefs of, and information currently available to management, as well as estimates and assumptions made by management. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "is expected", "intends", "may", "will", "should", "anticipates", "plans" or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. DBBN does not undertake to update, revise or correct any forward-looking statements.

L.G. Zangani, LLC provides financial public relations service to the Company, As such L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and or other services in the form of moneys, capital stock in the Company, warrants or options to purchase capital in the Company.

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Contact:

Digital Broadband Networks, Inc.
Valerie Looi,  011 (603) 7955 4582
valerie.looi@dbni.net

or

Erica Catanzareti, (908) 788 9660 (Investor Relations) erica@zangani.com

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